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                                                                       EXHIBIT 6

                                IRREVOCABLE PROXY

         The undersigned agrees to, and hereby grants William F. Mitchell ("Mitchell") an irrevocable proxy pursuant to the provisions of the Pennsylvania Business Corporation Law to vote, or to execute and deliver written consents or otherwise act with respect to, all shares of capital stock of Environmental Tectonics Corporation, a Pennsylvania corporation (the "Corporation"), now owned or hereafter acquired by the undersigned (collectively, the "Shares") as fully, to the same extent and with the same effect as the undersigned might or could do under any applicable laws or regulations governing the rights and powers of stockholders of a Pennsylvania corporation, as provided in Section 1 of that certain Stockholders Voting Agreement, dated as of February 18, 2003 (the "Stockholders Voting Agreement"), among Mitchell, Pete L. Stephens, M.D., Emerald Advisors, Inc., ETC Asset Management, LLC and H.F. Lenfest. The undersigned hereby affirms that this irrevocable proxy is given as a condition of the Stockholders Voting Agreement and, as such, is coupled with an interest and is irrevocable. It is further understood by the undersigned that this irrevocable proxy may be exercised by Mitchell for the period beginning the date hereof and ending on the earlier of: (i) June 18, 2003; and (ii) the day immediately following the date of (A) any meeting of the stockholders of the Corporation at which the stockholders of the Corporation vote to approve the Transaction (as defined in the Stockholders Voting Agreement) or (B) the date on which the Transaction is otherwise approved by a majority of the stockholders of the Corporation.

         THIS PROXY SHALL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE AGAINST ANY DONEE, TRANSFEREE OR ASSIGNEE OF THE SHARES.

Dated as of February 18, 2003               ETC Asset Management, LLC

                                            By:  /s/ Todd Martin
                                                 ---------------------------
                                                 Name:  Todd Martin
                                                 Title: